CERTIFICATE OF DESIGNATION
                                       OF
                             SERIES K COMMON SHARES
                                       OF
                           VOYAGEUR MUTUAL FUNDS, INC.

     The undersigned duly elected Secretary of Voyageur Mutual Funds, Inc., a Minnesota corporation (the "Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Corporation on May 14, 1996:

          WHEREAS, the total authorized number of shares of the Corporation is ten trillion, all of which shares are common shares, par value $.01 per share, as set forth in the Corporation's Articles of Incorporation (the "Articles");

          WHEREAS, one hundred billion of each of such shares have been designated as Series A, Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I and Series J Common Shares; and

          WHEREAS, the Articles set forth that the balance of the Corporation's authorized common shares may be issued in such series and classes and with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of any series or class of common shares as may be adopted from time to time by the Board of Directors of the Corporation.

          NOW, THEREFORE, BE IT RESOLVED, that of the remaining authorized common shares of the Corporation, one hundred billion are hereby designated as Series K Common Shares, ten billion of which are hereby designated as Series K, Class A Common Shares, ten billion of which are hereby designated as Series K, Class B Common Shares and ten billion of which are hereby designated Series K, Class C Common Shares and seventy billion of which shall remain undesignated as to class.

          FURTHER RESOLVED, that the Series K common shares designated by these resolutions shall have the preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, set forth in the Articles. Such Series shall represent a separate and distinct portion of the Corporation's assets which shall take the form of a separate portfolio of investment securities, cash and other assets. Any Class of the Series K Common Shares designated by these resolutions may be subject to such charges and expenses (including, by way of example but not by way of limitation, such front-end and deferred sales charges as may be permitted under the 1940 Act and the rules of the National Association of Securities Dealers, Inc., and expenses under Rule 12b-1 plans, administrative plans, service plans or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the Corporation in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to another Class within such Series, and all of the charges and expenses to which a Class is subject shall be borne by such Class and shall be appropriately reflected in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidation of, such Class.

          FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to file with the office of the Secretary of State of Minnesota a Certificate of Designation setting forth the relative rights and preferences of the Series K, Classes A, B and C Common Shares designated hereby, as required by Section 302A.401, Subd. 3(b) of the Minnesota Statutes.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of the Corporation this day 19th of August 1996.



                                        /s/Thomas J. Abood
                                        --------------------------
                                        Thomas J. Abood, Secretary